Exhibit 10.1

Chongqing Qizhong Technology Development Co., Ltd

Share Transfer Agreement

Date of Execution: November 1, 2010

Tianjin China

Share Transfer Agreement

This Share Transfer Agreement (the “Agreement”) is made on November 1st, 2010 in Tianjin between:

The Transferor: Long Jiegui (“Party A”)
        Personal ID number: 420102194602281772
Address: 4th Floor, Fortune Center A Building, Chongqing City
Post code: 410047
Tel: 02386898169
Fax: 02363118666 ext 8001
and
The Transferee:  Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (“Party B”)
Authorized rep: Tong Shiping
Address: No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ, Tianjin City
Tel: 02225762771
Fax: 02225763093

Party A and Party B are hereafter referred to as “Party” individually or “Parties” collectively.

Whereas:

1.
Chongqing Qizhong Technology Development Co., Ltd （the “Object Company”） is a company with limited liabilities incorporated and well standing in Chongqing in compliance with the laws of China. As of the date of this Agreement, the registered capital of the Object Company is RMB 12,5000,000, in which 36.01% held by individual holder – Long Jiegui; 20.76% held by individual holder – Sun Libin; 8.96% held by individual holder – Wang Xiangrong; 3.62% held by individual holder – Jiang Zhichuan; 2.67% held by individual holder – Zheng Guangxiang; 1.43% held by individual holder – Wang Shufeng; 1.25% held by individual holder – Zeng Yifeng; 10% held by individual holder – Deng Xiaofeng; and 15.3% held by corporate holder – Xiamen Metropolis Tongren Advertisement Co., Ltd. The abovementioned registered capital had been paid up in full amount.

2.
The Object Company is engaged in the development and operation of portal www.goodcar.com; it holds 100% shares of Beijing Goodcar Technology Development Co., Ltd, Chengdu Haoche Technology Development Co., Ltd, Tianjin Goodcar Technology Development Co., Ltd, Wuhan Youlu Network Technology Co., Ltd, Xiamen Goodcar Network Technology Co., Ltd and Chongqing Kaizhi Technology Co., Ltd. The Object Company operates business in the respective cities through its subsidiaries.

3.
All shareholders of the Object Company agree to transfer the shares they hold in the Object Company to Party B according to the terms and conditions specified in this Agreement, and Party B agrees to accept the shares transferred by the shareholders that they hold in the Object Company (the “Share Transfer”).

4.
For the purpose to simplify the process of share transfer and entering into agreement, the holders of the Object Company unanimously agree to entrust Long Jiegui (Party A to this Agreement) as the representative of them to dispose of all issues regarding transfer of the Company’s shares, including entering into a Share Transfer Agreement as well as other agreements (instruments) concerning the share transfer on behalf of all the shareholders, making commitment (guarantee) on behalf of the rest shareholders, completing the equity settlement processes and designating recipients of share trading revenue;

5.	Regarding this Share Transfer, all the shareholders of the Object Company have abandoned their prevailing right to purchase shares held by other holders.

According to the concerned laws and regulations of China and via friendly consultation, Party A and Party B have concluded the agreement as below:

Article 1  Share Transfer

1.1
All the shareholders of the Object Company agree to entrust Party A as their fully authorized representative to transfer the 100% shares of the Object Company to Party B under the terms and conditions specified in this Agreement; and Party B agrees to accept the 100% shares of the Object Company.

1.2	After the Share Transfer, the previous shareholders of the Object Company will no longer hold share of the Object Company, but Party B will hold 100% shares of the Object Company.

1.3
After the Share Transfer, according to the laws and regulations of China as well as the charter of the Object Company, the Transferee will undertake the responsibilities and obligations as shareholder.

Article 2 Price of the Share Transfer

2.1	As consideration for this Share Transfer, the Transferee shall make payment to representatives designated by the Transferor a total value of RMB 40 million in cash and shares.

2.2
Party B shall pay RMB 18 million in cash, and the rest RMB 22 million shall be paid by Party B with the common shares additionally issued by China Auto Logistics Inc. (listed on NASDAQ, coded: CALI) for equivalent value.

2.3
The number of common shares equivalent to RMB 22 million that shall be paid by the Transferee to the Transferor shall be calculated with the average closing price of CALI for 20 transaction days before the date of this Agreement as well as the exchange rate on the date of this Agreement; the total number of common shares shall be 1.08 million. Such shares shall be paid according to NASDAQ rules and concerned legislative procedures to the representative unanimously designated by shareholders of the Object Company.

Article 3 Payment and Transfer of Control

3.1
Party B shall pay three million RMB within 3 working days after this Agreement is signed as the first batch of payment to Deng Xiaofeng (Personal ID Number: 120102196312021170), representative unanimously designated by all shareholders of the Object Company. Within 10 days after receiving this payment, Party A shall complete registration change relating to the Share Transfer.

3.2
Within one month after Party A completes the said registration change, Party B shall pay two million RMB to Deng Xiaofeng, representative unanimously designated by all shareholders of the Object Company. Within six months after Party A completes the said registration change, Party B shall pay five million RMB to Deng Xiaofeng, representative unanimously designated by all shareholders of the Object Company; the rest eight million RMB shall be paid to Zhou Xiaoguang (Personal ID number: 110108196007281239) — representative unanimously designated by all shareholders of the Object Company.

3.3
The number of common shares equivalent to the rest 22 million RMB shall be calculated with the average closing price of CALI for 20 transaction days before the date of this Agreement as well as the exchange rate on the date of this Agreement; the total number of common shares shall be 1.08 million. Such shares shall be paid according to NASDAQ rules and concerned legislative procedures to the representative unanimously designated by shareholders of the Object Company.

3.4
On the day that the three million RMB is received by Deng Xiaofeng — the representative unanimously designated by shareholders of the Object Company as specified in Clause 3.1 above, Party A shall transfer the substantial control over the Object Company to representative designated by Party B, for example human resource, accounting books and stamps shall be transferred to representative designated by Party B, operation of the Object Company shall be put under direction of representative designated by Party B who will undertake the operational risks and benefits.

3.5
Party B designates Mr. Li Yangqian (Personal ID number: 120104196607266311) as its representative to take over the Object Company and serve as the General Manager of www.goodcar.com. Party B is committed to, when the net income generated from www.goodcar.com increase to USD 2,000,000, issue to Mr. Li Yangqian additional common shares worth of USD 1,000,000; the number of such shares shall be determined according to the closing price of the last trading day when the net income generated from www.goodcar.com increase up to USD 2,000,000.

Article 4 Transferor’s Statement and Guarantee

4.1	The Transferor unilaterally or collectively and irrevocably makes the following statement and guarantee:

(1)
The Transferor is entitled to enter into and perform this Agreement; the Transferor entering into and performing this Agreement will not violate (i) any laws, regulations, rules or other standardization requirements that it must comply with; or (ii) any document or charter based on which the Object Company is incorporated and remain in good standing; or (iii) any document or agreement to which the Transferor is a party, or any document or agreement that is binding upon the Transferor or its assets;

(2)	The Transferor possesses the legal and valid ownership and power to disposal of the object shares;

(3)	The object shares are not under any pledge or any other security interest;

(4)
The Transferor is not involved in any proceeding, arbitration, enforcement, administrative punishment or any other juristic or administrative proceedings that is in progress, or pending, or about to start or claimed by other party to start, which will or might constitute substantial adverse effect upon the Share Transfer;

(5)
The Transferor will offer its active cooperation to the Object Company in processing all government approval, registration or filing to concerned competent authorities that necessary to the Share Transfer;

(6)
The Transferor guarantees that the information it provides to agent entrusted by the Transferee for due diligent investigation and financial audition are true, complete, correct, legal, valid and containing no concealment or falsehood;

(7)	The claims, statements, commitments and guarantees that the Transferor makes in this Agreement are true, correct and complete.

4.2	On behalf of all the original shareholders of the Object Company, Party A irrevocably makes the following statement and guarantee:

(1)      The Object Company is a limited liability company legally established and remains in good standing as per the laws of the People’s Republic of China;

(2)
The registered business scopes of the Object Company and its subsidiaries are in compliance with the current applicable laws and regulations of China; the Object Company and its subsidiaries possess all the licenses, qualification certificates and registration certificates necessary to operate the current business;

(3)	The RMB 12,500,000 registered capital of the Object Company has been paid up in full amount; the subsidiaries of the Object Company have also paid up their registered capital in full amount.

(4)	Apart from those disclosed to the Transferee, none of the major asset of the Object Company is under any pledge, pawn, lien or other security interest;

(5)
Apart from those disclosed to the Transferee, the Object Company has no right of credit and/or debt (debt inclusive); should there be any debt of the Object Company not disclosed to the Transferee before this Agreement is signed, such debt shall, unless with the Transferee’s prior written consent, be undertaken by the Transferor;

(6)
From the date this Agreement is signed till the date the Share Transfer is completed, no substantial adverse change will occur to the operation, performance, financial and asset status of the Object Company.

Article 5 Transferee’s Statement and Guarantee

5.1	The Transferee hereby makes the following statement and guarantee:

(1)      The Transferee is a company established and remains in good standing as per the laws of China;

(2)
The Transferee is entitled to enter into and perform this Agreement; the Transferee entering into and performing this Agreement will not violate (i) any laws, regulations, rules or other standardization requirements that it must comply with; or (ii) any document or charter based on which the Transferee is incorporated and remain in good standing; or (iii) any document or agreement to which the Transferee is a party, or any document or agreement that is binding upon the Transferee or its assets;

(3)	The claims, statements, commitments and guarantees that the Transferee makes in this Agreement are true, correct and complete.

5.2	The Transferee undertakes to indemnify the Transferor any loss or damage aroused if the above statement and guarantee are not in compliance with the facts.

5.3
The two parties shall jointly check the cash balance of the Object Company on the date of this Agreement, which is RMB _______(upon audited US GAAP report). Should Party B fail to pay the cash and shares on dates specified in this Agreement, meanwhile the shares cannot be traded under the Security Act of the United States more than one month after ban of the limit share is lifted, Party A shall be entitled to request Party B return all what had been taken over as per provisions of this Agreement, including the fixed assets in good condition at take-over, the software and hardware related to the network platform, as well as the cash balance equivalent to that on date of take-over; on the other hand, Party A is committed to transfer the shares of CALI obtained as per this Agreement back to Party B, and return the cash of RMB 18,000,000.

Article 6 Taxation

All taxes occurred due to the Share Transfer shall be borne by the parties respectively as per the laws.

Article 7 Confidentiality

Apart from the information required to be disclosed by the laws or court with competent jurisdiction or government agent or concerned security exchange, any commercial information relating to the transaction planned in this Agreement obtained by one party from the other party shall be kept confidential. Neither of the parties shall disclose such information, via news media or in other way, to any non-agreement party (except the agents engaged by the parties). Should any party disclose and provide commercial information to any non-agreement party without consent of the party, such party shall indemnify the other party for any loss and damage thus caused.

Article 8 Default Responsibility

Once this Agreement is signed, the parties shall perform their obligations set forth in this Agreement in the principle of rationality, cautiousness and maintaining cooperation; should any party violates any responsibility, obligation, guarantee or commitment set forth in this Agreement, the non-default party is entitled to demand the default party indemnify any loss and damage caused by the default conduct.

Article 9 Applicable Laws and Settlement of Disputes

9.1	The laws of the People’s Republic China apply to the validity, interpretation and performance of this Agreement.

9.2
Dispute aroused from or related to this Agreement shall be first settled through consultation. Should consultation fails, any party is entitled to bring the dispute to the court where this Agreement is signed for proceeding.

Article 10 Force Majeure

10.1
Force majeure refers to any event that happens after the date of this Agreement and makes any one party incapable to perform full or part of this Agreement that the parties cannot control or foresee, or foreseeable but cannot avoid, including but not limited to explosion, fire, flood, earthquake and other act of God, as well war, strike, legislative change, or any government’s compulsory regulation or requirement that makes one party incapable to continue performing this Agreement, and any significant or incidental event.

10.2
In case of force majeure event, the affected party shall inform the other party in the most convenient and fast way without delay. And within 15 working days after force majeure event happens, the affected party shall provide to the other party a detailed written report describing such event together with a valid proof of the event issued by local notary agent. The affected party shall take all reasonable action to relieve condition of force majeure event and minimize loss and damage cause to the other party due to the force majeure event. The parties shall, based on the impact of force majeure event on performance of this Agreement, discuss and determine whether to terminate or postpone performance of this Agreement, or fully or partially relieve the affect party from its obligations under this Agreement.

10.3	In case of force majeure event, the affected party shall be relieved from performing this Agreement during force majeure event as well as when the event lasts.

Article 11 Termination of This Agreement

11.1
Should the default party fails to correct its default conduct within 15 working days after receiving the other party’s written notice requesting it to do so, then the other party is entitled to unilaterally terminate this Agreement by a written notice to the default party.

11.2
Without prior written notice of the Transferee, should the Transferor (individually or collectively) transfer the full or part of the Object Shares in its holding to any third party after this Agreement is signed, or contact or negotiate with any third party about transfer of the Object Shares, or put the Object Shares in pledge or under interest of any third party, it shall be deemed constituting a substantial violation, in this case the Transferee is entitled to unilaterally terminate this Agreement by a written notice to the Transferor.

Article 12 Effectiveness and Miscellaneous

12.1
This Agreement is entered into and become effective when signed by authorized representatives of the parties plus the official stamp of the parties. Once effective, this Agreement will be binding upon the parties.

12.2	When this Agreement is signed, no provision in this Agreement shall be modified or amended without written consent of the parties.

12.3
Unless otherwise specified, non-execution or delayed execution of any right, power or privilege under this Agreement or under any other contract or agreement related to this Agreement shall not constitute waiver of such right, power or privilege; in addition, any single or partial execution of such right, power or privilege shall not exclude execution of other right, power or privilege.

12.4
Should any provision in this Agreement considered invalid by any court, arbitral body or any institution having jurisdiction over this Agreement, the validity of other provisions in this Agreement shall be affected.

12.5	The titles of the terms and clauses in this Agreement are for reading convenience only, and shall not be used to interpret this Agreement or impact issues set forth in this Agreement.

12.6	This Agreement is made in twelve copies with equal legal validity.

（End）

（Signature page）

Party A: Long Jiegui

/s/ Long Jiegui

Party B:  Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd.
Legal representative: Tong Shiping

/s/ Tong Shiping